NOTICE OF WITHDRAWAL OF TENDER

Regarding

Limited Liability Company Interests

in

MERCANTILE ALTERNATIVE STRATEGIES FUND LLC

Tendered Pursuant to the Offer to Purchase

Dated December 29, 2003

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY THE COMPANY BY 5:00 P.M, EASTERN TIME, ON

JANUARY 26, 2004, UNLESS THE OFFER IS EXTENDED.

COMPLETE THIS NOTICE OF WITHDRAWAL

AND RETURN BY MAIL OR FAX TO:

MERCANTILE ALTERNATIVE STRATEGIES FUND LLC

Forum Shareholder Services, LLC

c/o Forum Financial Group

Two Portland Square

Portland, Maine 04101

Phone: (800) 239-0418

Fax: (207) 879-6206

Ladies and Gentlemen:

The undersigned hereby wishes to withdraw the tender of its units of limited liability company interest or portion thereof (the “Interests”) in the MERCANTILE ALTERNATIVE STRATEGIES FUND LLC, a limited liability company organized under the laws of the State of Delaware (the “Company”), for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated             .

Such tender was in the amount of :

[    ] The undersigned’s entire limited liability company interest.

[    ] A portion of the undersigned’s limited liability company interest expressed as a specific dollar value.

$

[    ] The portion of the undersigned’s limited liability company interest in excess of the Required Minimum Balance. NOTE: A minimum interest with a value greater than $50,000 must be maintained (the “Required Minimum Balance”).

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Company (or portion of such interest) previously tendered will not be purchased by the Company upon expiration of the tender offer described above.

PLEASE FAX THIS NOTICE OF WITHDRAWAL OR MAIL IT IN THE ENCLOSED BUSINESS REPLY ENVELOPE TO:

MERCANTILE ALTERNATIVE STRATEGIES FUND LLC

Forum Shareholder Services, LLC

c/o Forum Financial Group

Two Portland Square

Portland, Maine 04101

FOR ADDITIONAL INFORMATION:

Phone: (800) 239-0418

Fax: (207) 879-6206

SIGNATURE(S)

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR ALL OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)

Signature (SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)

Print Name of Investor

Joint Tenant Signature if necessary	Print Name and Title of Signatory
(SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS IT APPEARS ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory

Date:

3